UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2007

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The consolidated balance sheets and report of independent registered public accounting firm of Premium Standard Farms, Inc. (“PSF”) as of March 31, 2007 and March 25, 2006, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the three fiscal years in the period ended March 31, 2007 and accompanying notes of PSF are filed as Exhibit 99.1.

The condensed consolidated balance sheets of PSF as of December 23, 2006, the condensed consolidated statements of operations and comprehensive income (loss) for the 13 and 39 weeks ended December 23, 2006, and the condensed consolidated statements of cash flows for the 39 weeks ended December 23, 2006 and accompanying notes are incorporated herein by reference from Item 1 of the Quarterly Report on Form 10-Q of PSF for the 39 weeks ended December 23, 2006.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Combined Condensed Financial Data of Smithfield Foods, Inc. (the “Company”) as of January 28, 2007 and for the fiscal year ended April 30, 2006 and the 39 weeks ended January 28, 2007 and accompanying notes are filed as Exhibit 99.3.

(d)	Exhibits.

Exhibit 23	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Premium Standard Farms, Inc. (filed herewith).

Exhibit 99.1	Consolidated Financial Statements and Report of Independent Registered Accounting Firm of Premium Standard Farms, Inc. (filed herewith).

Exhibit 99.2	Condensed Consolidated Financial Statements of Premium Standard Farms, Inc. for the quarter ended December 23, 2006 (incorporated by reference from the Quarterly Report on Form 10-Q of Premium Standard Farms, Inc. filed with the SEC on February 1, 2007, Part I, Item 1, pages 1 through 13, File No. 000-51347).

Exhibit 99.3	Unaudited Pro Forma Combined Condensed Financial Data of Smithfield (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 13, 2007	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary